UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2018

Innovate Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615

(Address of principal executive offices) (Zip Code)

(919) 275-1933

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On January 29, 2018, the Company (formerly Monster Digital, Inc.) completed its reverse recapitalization with what was then known as Innovate Biopharmaceuticals, Inc. (now IB Pharmaceuticals Inc.) (“Innovate”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 3, 2017, by and among the Company, Monster Merger Sub., Inc. (“Merger Sub”), and Innovate (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Innovate, with Innovate surviving as a wholly owned subsidiary of the Company (the “Merger”). Prior to completion of the Merger, Mayer Hoffman McCann P.C. (“MHM”) served as the independent registered public accounting firm of Innovate.

On February 23, 2018, the Audit Committee of the Company’s Board of Directors approved (i) the retention of MHM to audit the financial statements of Innovate as of and for the fiscal year ended December 31, 2017 and with respect to the quarterly review procedures for the Company’s quarterly financial statements for the quarters ending March 31, 2018, June 30, 2018 and September 30, 2018 and (ii) the dismissal of CohnReznick LLP (“CohnReznick”), which is currently serving as the Company’s independent registered public accounting firm, upon completion of its audit of the Company’s financial statements as of and for the fiscal year ended December 31, 2017 and the issuance of its report thereon.

The report of CohnReznick on the Company’s consolidated financial statements for the years ended December 31, 2016 and December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, but included an explanatory paragraph that noted there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through February 23, 2018, there were no: (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of CohnReznick would have caused CohnReznick to make reference thereto in its reports on the consolidated financial statements for such years, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). As disclosed in the Company’s periodic filings, the Company’s management determined that the Company had a material weakness in its internal control over financial reporting as of September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and December 31, 2015 relating to the design and operation of its closing and financial reporting processes due to lack of appropriate resources with the appropriate level of experience and technical expertise to oversee the Company’s closing and financial reporting processes. CohnReznick was not required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting and was not engaged to perform an audit of the Company’s internal control over financial reporting.

The Company delivered a copy of this Current Report on Form 8-K to CohnReznick on February 23, 2018 and requested that CohnReznick furnish a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made in response to this Item 4.01 and, if not, stating the respects in which it does not agree. CohnReznick responded with a letter dated February 23, 2018, stating its agreement with such statements, a copy of which is filed herewith as Exhibit 16.1.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through February 23, 2018, neither the Company nor anyone on its behalf consulted with MHM regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that MHM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from CohnReznick to the SEC dated February 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovate Biopharmaceuticals, Inc.
a Delaware corporation

Date: February 23, 2018	By:	/s/ Jay P. Madan

Jay P. Madan
President